Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Commercial Vehicle Group, Inc.:
We consent to the incorporation by reference in the registration statements (No. 333‑124590, 333-145120, 333-161219, 333-176020, 333-198312, 333-222081) on Form S-8 and the registration statement (No. 333-163276) on Form S-3 of Commercial Vehicle Group, Inc. of our reports dated March 12, 2018, with respect to the consolidated balance sheets of Commercial Vehicle Group, Inc. as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes and financial statement schedule II: Valuation of Qualifying Accounts (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10‑K of Commercial Vehicle Group, Inc.

/s/ KPMG LLP

Columbus, Ohio
March 12, 2018